[Star Banc Corporation Graphic Design]


                                   STAR BANC
                                  CORPORATION

                                425 WALNUT STREET
                              CINCINNATI, OHIO 45202

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                   April 8, 1997



DEAR STAR BANC CORPORATION SHAREHOLDERS:

	The Annual Meeting of Shareholders of Star Banc Corporation ("Corporation") will be held at the JARSON-KAPLAN THEATER OF THE ARONOFF CENTER FOR THE ARTS, SIXTH AND WALNUT STREETS, CINCINNATI, OHIO, on Tuesday, April 8, 1997, at 11:00 a.m. Valet parking will be available. The purpose of the meeting is to consider and act on the following:

	1.	To elect five directors for three year terms ending in the
year 2000.

	2.	To amend Article Fourth of the Articles of Incorporation of
the Corporation to increase the number of authorized shares of common stock, $5.00 par value, from 100,000,000 to 200,000,000.

	3.	To approve and adopt the Star Banc Corporation 1996 Stock
Incentive Plan, attached as an Exhibit to this Proxy Statement, under which options to purchase shares of common stock, restricted shares and performance awards may be granted to executives of the Corporation and its subsidiaries.

	4.	To transact any other business that may properly come before the Annual Meeting.

	Shareholders who are of record at the close of business on February 21, 1997, are entitled to vote at the meeting.

	Shareholders are cordially invited to attend the meeting. IF YOU WISH TO ATTEND THE MEETING BUT YOUR SHARES ARE HELD IN THE
NAME OF A BROKER, TRUST, BANK OR OTHER NOMINEE, PLEASE BRING A
PROXY OR LETTER FROM THE BROKER, TRUSTEE, BANK OR NOMINEE WITH
YOU TO CONFIRM YOUR BENEFICIAL OWNERSHIP OF THE SHARES. Please complete, execute and return the enclosed Proxy in the postage paid envelope whether or not you plan to attend so that your shares may be represented at the meeting. If you attend the meeting, you may revoke your Proxy and vote in person if you choose.

                                         By order of the Board of Directors,



                                                 /s/ Jennie Carlson
                                                   Jennie P. Carlson
                                                 Senior Vice President,
                                         Deputy General Counsel and Secretary





Cincinnati, Ohio
February 28, 1997



YOUR VOTE IS IMPORTANT.  PLEASE EXECUTE AND RETURN THE ENCLOSED
PROXY PROMPTLY WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.


                      [Star Banc Corporation Graphic Design]

                                   STAR BANC
                                  CORPORATION


                               425 WALNUT STREET
                             CINCINNATI, OHIO 45202



                                PROXY STATEMENT


                              GENERAL INFORMATION



	This Proxy Statement is provided with the solicitation of proxies for the Board of Directors of Star Banc Corporation, (the "Corporation"), for use at the Annual Meeting of Shareholders to be held on April 8, 1997. A Notice of Annual Meeting is attached and a form of proxy is enclosed. These proxy materials are first being mailed to shareholders of the Corporation on or about February 28, 1997.



                                 THE PROXY


	The persons named as proxies were selected by the Board of Directors of the Corporation.

	When the proxies in the enclosed form are properly executed and returned, the shares they represent will be voted at the meeting. Any shareholder who gives a proxy may revoke or revise that proxy at any time before the meeting by giving written notice to the Corporation's Secretary, by executing and returning a later dated proxy or by voting by ballot at the meeting.

	The Corporation pays the cost to solicit proxies. In addition to soliciting proxies by mail, directors, officers and regular employees of the Corporation may solicit proxies by telephone or in person without additional compensation. The Corporation may request banks, brokerage houses or other custodians, nominees or fiduciaries to solicit proxies and will reimburse those entities for reasonable expenses necessary for such solicitation.


             OUTSTANDING VOTING SECURITIES AND PRINCIPAL HOLDERS

	86,066,757 shares of the Corporation's Common Stock, par value $5.00, (the "Common Stock") were outstanding on the close of
business on February 21, 1997, (the "Record Date").   Each of
those shares is entitled to one vote on each matter submitted at the meeting. Only shareholders of record at the close of business on the Record Date are entitled to vote at the meeting.


	The following table lists the holdings of the only persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Corporation to be the beneficial owners of more than five percent (5%) of its outstanding Common Stock on December 31, 1996. These shares as reported reflect the three for one stock split declared on December 10, 1996, for shareholders of record on December 31, 1996.


Name of                                  Shares Beneficially
Beneficial Owner          Address               Owned         Percent of Class
______________________________________________________________________________
Western Southern Life     400 Broadway        7,936,215             9.15%
Insurance Co.             Cincinnati, Ohio 45202


	Securities and Exchange Commission Rule 13d-3 defines "beneficial ownership" as voting or investment decision power over shares. Beneficial ownership does not necessarily mean that the person enjoys any economic benefit from those shares.


	The following table lists information about the beneficial ownership of the Corporation's Common Stock by each Director, the Chief Executive Officer and the next four highest compensated executive officers of the Corporation in all capacities to the Corporation and its subsidiaries during the year ended December 31, 1996 individually, as reported to the Corporation by those persons as of December 31, 1996. This table reflects the three for one stock split declared on December 10, 1996 for shareholders of record on December 31, 1996.



                              Shares     Shares Held Pursuant to
                           Beneficially   Deferred Compensation   Percentage
Name                         Owned (1)           Plan(4)         of Ownership
_____________________________________________________________________________
James R. Bridgeland, Jr.     11,748	(2)           55,455              0.08%
Laurance L. Browning         21,045	                  --              0.02%
Victoria B. Buyniski         10,611	(2)              783              0.01%
Joseph A. Campanella        231,507	(2)(3)            --              0.27%
Samuel M. Cassidy           359,199	(2)               --              0.41%
V. Anderson Coombe          166,104	(2)           75,381              0.28%
John C. Dannemiller           2,400	(2)           10,923              0.02%
Richard K. Davis            200,697	(2)(3)         3,303              0.24%
Jerry A. Grundhofer         940,086	(2)(3)        45,516              1.14%
J. P. Hayden, Jr.           995,178	(5)               --              1.15%
Roger L. Howe               151,740	(2)               --              0.17%
Thomas J. Klinedinst, Jr.    66,336	(2)(6)            --              0.08%
Jerome C. Kohlhepp          187,917	(2)(3)         8,931              0.23%
Charles S. Mechem, Jr.       18,255	(2)               --              0.02%
Daniel J. Meyer               2,700	(2)           14,625              0.02%
David M. Moffett            197,136	(2)(3)         8,064              0.24%
David B. O'Maley            259,500	(2)(7)           381              0.30%
O'dell M. Owens, M.D.         3,000	(2)           11,100              0.02%
Thomas E. Petry               3,900	(2)           49,935              0.06%
William C. Portman           51,015	(2)           54,579              0.12%
Oliver W. Waddell           361,800                   --              0.42%
___________________________________________________________________________
Total                     4,241,874              338,976              5.28%

(1)	Listed shares may include shares held in the name of a
person's spouse, minor children, other relatives and trusts and estates as to which beneficial ownership is disclaimed.

(2)	Includes shares which may be purchased upon exercise of
presently exercisable options or options exercisable in 60 days in the following amounts: Mr. Bridgeland, 1,500 shares; Ms. Buyniski, 1,500 shares; Mr. Campanella, 195,429 shares; Mr. Cassidy, 1,500 shares; Mr. Coombe, 1,500 shares; Mr. Dannemiller, 1,500 shares; Mr. Davis, 195,000 shares; Mr. Grundhofer, 825,000 shares; Mr. Howe, 1,500 shares; Mr. Klinedinst, 1,500 shares; Mr. Kohlhepp, 92,874 shares; Mr. Mechem, 1,500 shares; Mr. Meyer, 1,500 shares; Mr. Moffett, 195,000 shares; Mr. O'Maley, 1,500 shares; Dr. Owens, 1,500 shares; Mr. Petry, 1,500 shares and Mr. Portman, 1,500 shares.

(3)	Includes the following shares which are held for the
individual's account in the Corporation's Thrift Savings 401(k)
Plan: Mr. Campanella, 11,211 shares; Mr. Davis, 933 shares; Mr. Grundhofer, 3,762 shares; Mr. Kohlhepp, 13,425 shares; and Mr. Moffett, 2,136 shares.

(4)	Listed shares are those held pursuant to the Star Banc
Corporation Deferred Compensation Plan (the "Deferred
Compensation Plan"); under the terms of the trust in which they are held such shares are subject to creditors of the Corporation and may not be voted until released to the individual participants.

(5)	Includes shares which are owned by companies for which Mr.
Hayden serves as Chairman, CEO and Director in the following amounts: The Midland Company, 41,943 shares; American Family
Home Insurance Company, 452,400 shares; American Modern Home Insurance Company, 192,000 shares; American Western Home
Insurance Company, 108,600 shares; and American Modern Life Insurance Company of Ohio, 25,200 shares.

(6)	Includes 6,600 shares which are owned by Thomas E. Wood,
Inc., for which Mr. Klinedinst serves as Chairman and Chief
Executive Officer.

(7)	Includes 240,000 shares which are owned by Ohio National
Life Insurance Company, for which Mr. O'Maley serves as
Chairman, President and Chief Executive Officer.



                            ELECTION OF DIRECTORS

	The Corporation's Articles of Incorporation provide that the number of directors constituting the Board of Directors shall be not less than nine nor more than twenty-five as determined in accordance with the Code of Regulations from time to time. The Board of Directors is divided into three classes: Class I
(terms expire in 1999), Class II (terms expire in 1997) and
Class III (terms expire in 1998). The Articles of Incorporation provide that nominees for each Class of the Board of Directors are to be elected to serve for a term of three years. The Board of Directors currently consists of seventeen members, with Class
I containing six directors, Class II containing five directors and Class III containing six directors.

	At the 1997 Annual Meeting, five directors in Class II are to be elected to hold office until the Annual Meeting in the year
2000 and until their successors are duly elected and qualified.
All of the nominees are current directors. The persons named in the Proxy intend to vote for the election of these nominees. If any nominee becomes unable to serve, which is not anticipated, the proxies will be voted for any substitute nominee that Management recommends.

	The following information concerns the nominees and continuing directors:



                              CLASS I DIRECTORS

                            (TERMS EXPIRE IN 1999)

	JAMES R. BRIDGELAND, JR.: born 1929, Director since 1975. Mr. Bridgeland has been a partner in the law firm of Taft, Stettinius & Hollister for more than five years.

	SAMUEL M. CASSIDY:  born 1932, Director since 1991.   Mr.
Cassidy served as an Executive Vice President of the Corporation from 1985 to his retirement in 1994. He is a Director of Star Bank, N.A., the Corporation's primary subsidiary, from 1980 through the present and was that Bank's President from 1984 and its Chief Executive Officer from 1988 to his 1994 retirement.

	V. ANDERSON COOMBE: born 1926, Director since 1963. Mr. Coombe is Chairman of the Board, Treasurer and a Director of Wm. Powell Co. and has served in that capacity for more than five
years.   He is a Director of Eagle-Picher Industries, Inc. and
The Union Central Life Insurance Co.

	CHARLES S. MECHEM, JR.:  born 1930, Director since 1968.  Mr.
Mechem is Chairman of Cincinnati Bell, Inc.   He was
Commissioner of the LPGA from 1991 through 1995. Mr. Mechem was also Chairman of the Board of U.S. Shoe Corporation from April,
1993 to May, 1995. Mr. Mechem is the retired Chairman and CEO of the former Taft Broadcasting Company, having served in that executive capacity for more than five years. He is a Director of AGCO Corporation, Cincinnati Bell, Mead Corporation, Ohio
National Life Insurance Company and J.M. Smucker Company.

	O'DELL M. OWENS, M.D.: born 1947, Director since 1991. Dr. Owens has been Director of Reproductive Endocrinology and Infertility for the Christ Hospital of Cincinnati since 1986.
From 1982 to 1986, Dr. Owens was Assistant Professor of
Obstetrics and Gynecology, Director of the Division of Reproductive Endocrinology and Infertility and Assistant
Professor of Orthopedics at the University of Cincinnati Medical
Center.

	THOMAS E. PETRY: born 1939, Director since 1987. Mr. Petry is Chairman and Chief Executive Officer of Eagle-Picher Industries,
Inc., which he has served in an executive capacity for more than five years. An order confirming the re-organization of
Eagle-Picher Industries, Inc. was entered by the Bankruptcy
Court on November 18, 1996 and became effective on November 29,
1996.   Mr. Petry is also a Director of CINergy, Wm. Powell Co.,
Union Central Life Insurance Company and Insilco Corporation.


                            CLASS II DIRECTORS

                    (NOMINEES FOR TERMS TO EXPIRE IN 2000)

	LAURANCE L. BROWNING, JR.: born 1929, Director since 1970. Mr. Browning was formerly Vice Chairman of Emerson Electric Co., a manufacturer of electrical equipment and controls. Prior to his retirement, he served Emerson Electric Co. in an executive capacity for more than five years. He is a Director of Emerson Electric Co.

	VICTORIA B. BUYNISKI: born 1951, Director since 1991. Ms. Buyniski is Founder, President and Chief Executive Officer of United Medical Resources, Inc. and has served that company in an executive capacity since 1983. Ms. Buyniski is a Director of The Health Alliance and Ohio National Life Insurance Company.

	JERRY A. GRUNDHOFER: born 1944, Director since 1993. Mr. Grundhofer is Chairman, President and CEO of the Corporation and of Star Bank, N.A. and has served Star in an executive capacity since 1993. Mr. Grundhofer is a Director of Arete Associates, the Federal Reserve Bank Board of Cleveland, the Hennegan
Company, Visa U.S.A., Inc. and Visa International.

	J. P. HAYDEN, JR.: born 1929, Director since 1973. Mr. Hayden is Chairman of the Board, Chief Executive Officer and a Director of The Midland Company and has served that company in an executive capacity for more than five years.

	DANIEL J. MEYER: born 1936, Director since 1988. Mr. Meyer is Chairman, Chief Executive Officer and a Director of Cincinnati
Milacron, Inc. and has served that company in an executive capacity for more than five years. Mr. Meyer is a Director of
E. W. Scripps Co. and Hubbell, Incorporated.


                            CLASS III DIRECTORS

                           (TERMS EXPIRE IN 1998)

	JOHN C. DANNEMILLER: born 1938, Director since 1990. Mr. Dannemiller is Chairman, Chief Executive Officer and President
of Applied Industrial Technologies, formerly known as Bearings, Inc. and
has served in that capacity for more than five years.   Mr.
Dannemiller is a Director of Lamson & Sessions Co.

	ROGER L. HOWE: born 1935, Director since 1985. Mr. Howe is Chairman of the Board of U. S. Precision Lens, Inc. and has
served in that capacity for more than five years.   Mr. Howe is
a Director of Cincinnati Bell, Inc., Cintas Corporation,
Eagle-Picher Industries, Inc. and Baldwin Piano and Organ
Company.

	THOMAS J. KLINEDINST, JR.: born 1942, Director since 1993. Mr. Klinedinst is Chairman and Chief Executive Officer of Thomas
E. Wood, Inc. and has served that company in an executive capacity for more than five years. Mr. Klinedinst is Director and Chairman of Franciscan Health Systems of Ohio Valley and
Director and Treasurer of the Better Business Bureau of
Cincinnati.

	WILLIAM C. PORTMAN:  born 1922, Director since 1985.  Mr.
Portman is Chairman of the Board of Portman Equipment Company and has served in that capacity for more than five years.

	OLIVER W. WADDELL: born 1930, Director since 1982. Prior to his retirement December 31, 1993, Mr. Waddell was Chairman of the Board of the Corporation and Vice Chairman of Star Bank,
N.A.  Mr. Waddell is a Director of CINergy, Ohio National Life
Insurance Company, and Chiquita Brands International, Inc.

	DAVID B. O'MALEY: born 1946, Director since 1995. Mr. O'Maley is Chairman, President and Chief Executive Officer of Ohio
National Life Insurance Company and serves several affiliated affiliates and subsidiaries similarly, and has served in that capacity since 1994. From 1993 to 1994, he was President and Chief Operating Officer and from 1992 to 1993, he was Executive
Vice President and Chief Marketing Officer of Ohio National Life
Insurance Company. Prior to that he was Chief Marketing Officer of Life of Virginia.

	Several of the nominees and continuing directors served as directors of The First National Bank of Cincinnati (now known as Star Bank, N.A.,) prior to the formation of the Corporation as a bank holding company in 1973 and as directors of the Corporation's predecessor Delaware corporation from the dates listed.


                    PROPOSAL TO AMEND ARTICLE FOURTH OF THE
                  ARTICLES OF INCORPORATION OF THE CORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

	The reason to increase the number of authorized shares of Common Stock is to provide additional shares which can be issued for corporate purposes without further stockholder approval unless required by applicable law, the New York Stock Exchange or any other stock exchange on which the Corporation's shares are traded. The purposes for which shares may be issued include the payment of stock dividends, subdivision of outstanding shares through stock splits, effecting future acquisitions or meeting requirements for working capital or capital expenditures. No such transactions are planned by the Corporation at present.

	To the extent that additional shares may be issued on other than a pro rata basis to current shareholders, the present ownership position of current shareholders may be diluted.

	Holders of shares of common stock have no rights of appraisal or similar rights of dissenting shareholders with respect to the proposed increase in the number of authorized shares of common stock.

	THE BOARD OF DIRECTORS INTENDS TO SUBMIT THE FOLLOWING
RESOLUTION TO SHAREHOLDERS FOR ACTION AT THE ANNUAL MEETING:

       RESOLVED: THAT ARTICLE FOURTH, PARAGRAPH A. OF THE ARTICLES OF INCORPORATION OF THE CORPORATION AS PRESENTLY IN EFFECT BE AND IS AMENDED AND RESTATED AS FOLLOWS:

       FOURTH: A. THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS TWO HUNDRED ONE MILLION (201,000,000), OF WHICH ONE MILLION (1,000,000) SHARES SHALL BE SHARES OF PREFERRED STOCK WITHOUT PAR VALUE (HEREINAFTER SOMETIMES REFERRED TO AS "PREFERRED STOCK") AND TWO HUNDRED MILLION (200,000,000) SHARES SHALL BE SHARES OF COMMON STOCK OF THE PAR VALUE OF FIVE DOLLARS ($5.00) PER SHARE (HEREINAFTER SOMETIMES REFERRED TO AS "COMMON STOCK").

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting is required for adoption. THE BOARD OF DIRECTORS
RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENT.


                           PROPOSAL TO ADOPT THE
              STAR BANC CORPORATION 1996 STOCK INCENTIVE PLAN

	The Board of Directors of the Corporation, at its meeting on December 10, 1996, approved the Compensation Committee's recommendation to adopt a new stock incentive plan for senior management. This plan will be known as the Star Banc
Corporation 1996 Stock Incentive Plan, (the "Plan"), and will incorporate the administration of option and restricted stock grants made under the currently existing 1986 and 1991 Stock
Incentive Plans.

	The Plan provides for an additional 7.5 million shares (2.5 million before the three for one stock split declared on December 10, 1996, for shareholders of record on December 31,
1996)  of common stock for Plan purposes.  The current 1991
Plan, as amended, provided for 2.5 million shares, (7.5 million after the three for one stock split declared on December 10, 1996 for shareholders of record on December 31, 1996), substantially all of which have been granted as stock options. Shares from the Plan will be used to provide material performance based incentives for the continued service of key employees and to attract qualified executives to employment with the Corporation and its subsidiaries.

	The Plan provides for the grant of options to purchase shares of common stock, either incentive stock options or non-qualified options; for the grant of shares of common stock which are subject to restriction on transfer and to a right of repurchase by the Corporation; and for awards of common stock or cash based upon the performance of the Corporation. Options granted pursuant to the Plan will qualify as performance based compensation as defined in the Regulations applicable to Internal Revenue Code Section 162(m). THE COMPLETE TEXT OF THE
PLAN IS ATTACHED TO THIS PROXY STATEMENT AS AN EXHIBIT.  PLEASE
REFER TO IT FOR FULL PLAN PARTICULARS.

	The Plan became effective as of December 10, 1996, the date on which the Board voted. If the Plan is not approved by vote of holders of a majority of the outstanding shares of the Corporation, however, the Plan will not grant incentive stock options. To date, no options, restricted shares, or other awards have been granted under this plan.

	Shares may be granted under the Plan until December 9, 2006.

	The Board of Directors may terminate the Plan at any time, but unexercised options will continue and any restricted shares shall continue subject to the terms of the Plan. Except as otherwise provided in any grant to an employee under the Plan, in the event the Corporation should consolidate with, merge into, or transfer all of its assets to another corporation or corporations, each option, restricted share or performance award shall, without regard to any vesting schedule, restriction or performance target, become fully exercisable or payable, as the case may be, immediately prior to such consolidation, merger or transfer.

	The Plan contains no maximum limitation as to the number of participants. Regular employees of the Corporation and its subsidiaries who are key employees, including officers, whether or not directors of the Corporation, shall be eligible to participate in the Plan. In 1996, 146 employees participated in the 1991 Plan.

	The proceeds of the sale of stock under the Plan will constitute general funds of the Corporation and may be used by it for any purpose.

	Neither the grant nor the exercise of an option under the Plan will result under present accounting practices in any charge against the Corporation's earnings. Any tax benefits accruing to the Corporation upon the exercise by an employee of an option, or upon his subsequent disposition of shares obtained by the option, will be reflected in the Corporation's capital accounts and will have no impact on earnings of the Corporation.

	Under present accounting practices the grant of restricted shares at prices below fair market value will result in compensation expense to the Corporation. The expense and related tax benefits will be recognized systematically in the Corporation's financial statements over the applicable restricted periods. The payment of stock or cash to participants as performance awards will also result in compensation expense to the Corporation under present accounting practices.

	THE BOARD OF DIRECTORS INTENDS TO SUBMIT THE FOLLOWING
RESOLUTION TO SHAREHOLDERS FOR ACTION AT THE ANNUAL MEETING:

       RESOLVED, THAT THE STAR BANC CORPORATION 1996 STOCK INCENTIVE PLAN BE, AND HEREBY IS, APPROVED AND ADOPTED BY THE SHAREHOLDERS OF THE CORPORTION.

The affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required for the approval and adoption of the 1996 Stock Incentive Plan. THE BOARD OF
DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE
PLAN.


                        COMPENSATION COMMITTEE REPORT

	The Compensation Committee of Star Banc Corporation is composed entirely of independent outside directors and is responsible for setting corporate compensation policy. The goal of the Corporation's compensation program is to attract, motivate, reward and retain the management talent required to achieve corporate objectives and increase shareholder value.

	Base salaries of all executives except Mr. Grundhofer were determined by the Compensation Committee using senior management's recommendations. Salaries were decided based on individual performance and industry standards as determined in the Hewitt Associates Compensation Survey and information from regional bank holding companies.

	The Compensation Committee administers the Executive Bonus Plan, whose purpose is to reward the achievement of Corporate financial objectives established in advance by the Compensation Committee. The performance measures for determining plan awards include fully diluted earnings per share (EPS), return on average equity (ROE), return on average assets (ROA) (EPS, ROE, and ROA are listed in this Compensation Committee Report after taking into account the three for one stock split declared on December 10, 1996 for shareholders of record on December 31,
1996), credit quality and individual performance against established objectives. The plan provides awards, however, only if the Corporation's EPS and ROE reach specified thresholds established by the Compensation Committee and approved by the Board of Directors at the beginning of each plan year. The opportunity for a bonus award for the Named Executives in 1996 ranged from 20% to 125% of base salary depending on the individual's position, and the amount by which actual EPS and ROE exceeded the thresholds set. The initial threshold for a bonus award was $1.60 EPS and 15.50% ROE, which would have resulted in record net income for the Corporation. Reported EPS was $1.79 and reported ROE was 18.95%. However, excluding the effects of the congressionally mandated one-time SAIF assessment, EPS and ROE would have been $1.82 and 19.34%, respectively. The matter concerning the SAIF assessment was reviewed by the Compensation Committee, and the Committee elected to exclude the assessment for purposes of calculating bonus awards under the Plan. Bonuses were paid in cash for all but 13 executives (who comprise the Management Committee of the Corporation), whose bonuses were paid 75% in cash and 25% in the Corporation's common stock.

	The Compensation Committee also administers the Corporation's Stock Incentive Plan (see Exhibit and discussion), whose purpose is to incent long-term growth in the Corporation's shareholder value. Stock options and restricted stock are granted pursuant to the plan, using guidelines which include corporate performance, individual responsibilities and performance, and competitive indices including the Hewitt Associates Compensation Survey and information from regional bank holding companies.
1996 options are subject to a vesting schedule with full vesting four years from the date of grant.

	Mr. Grundhofer's compensation was determined by the Compensation Committee and approved by the Board. His 1996 base salary of $700,000 was established under the terms of his employment agreement with the Corporation, and is consistent with industry standards as determined from the Hewitt Associates Compensation Survey. His bonus was based on the same criteria as that described previously for the other Executive Officers. He was granted options for 180,000 shares (after the three for one stock split declared December 10, 1996 for shareholders of record on December 31, 1996) on December 10, 1996 exercisable pursuant to a 4-year vesting schedule at a grant price of $30.33.

                         Compensation Committee of
                 Star Banc Corporation Board of Directors

Laurance L. Browning, Jr.     Roger L. Howe            Charles S. Mechem, Jr.
Daniel J. Meyer              David B. O'Maley                 Thomas E. Petry


The following tables list information on compensation received for services by the Chief Executive Officer and the next four highest compensated executive officers of the Corporation in all capacities to the Corporation and its subsidiaries during the year ended December 31, 1996. Options for shares of Corporate stock listed in the tables reflect the number of shares after the three for one stock split declared on December 10, 1996, for shareholders of record on December 31, 1996.


SUMMARY COMPENSATION TABLE

                                                  Annual Compensation      Long Term Compensation    All Other
                                               _________________________ _________________________ ____________
Name and                                       Salary   Bonus      Other    Options       Stock    Compensation
Principal Position                   Year      ($)(1)   ($)(2)      ($)       (#)       Award ($)      ($)
_______________________________________________________________________________________________________________
Jerry A. Grundhofer                  1996     700,000   875,000        --   180,000          --      12,130(4)
Chairman, President, Chief           1995     625,000   781,250    86,354   180,000   1,826,250(3)   11,423
Executive Officer and                1994     575,192   718,990   113,674   360,000          --      11,319
Director

Richard K. Davis                     1996     275,000   280,500        --    75,000          --       9,285(5)
Executive Vice President             1995     250,000   255,000        --    60,000          --       8,373
                                     1994     225,000   229,500   105,359    60,000          --         832

David M. Moffett                     1996     275,000   280,500        --    75,000          --       9,286(6)
Executive Vice President and Chief   1995     250,000   255,000        --    60,000          --       8,393
Financial Officer                    1994     225,000   229,500    76,650    60,000          --       2,668

Joseph A. Campanella                 1996     225,000   229,500        --    22,500          --       7,667(7)
Executive Vice President             1995     220,000   224,400        --    22,500          --       7,473
                                     1994     220,000   224,400        --    30,000          --       7,432
Jerome C. Kohlhepp                   1996     190,000   178,600        --    30,000          --       5,700(8)
Executive Vice President             1995(9)       --        --        --        --          --          --
                                     1994(9)       --        --        --        --          --          --


(1)	Includes amounts deferred at the direction of the executive
officer pursuant to the Star Banc Corporation Thrift Savings
401(k) Plan and the Star Banc Corporation Deferred Compensation
Plan, as amended and restated through January 1, 1995.

(2)	Reflects bonus earned during the fiscal year.  In some
instances all or a portion of the bonus was paid during the next year.

(3)	Shares will be issued on the fifth anniversary of the award
date of 12/12/95.  Dividend equivalents are paid to the grantee.
As of December 31, 1996 a total of 90,000 shares of stock was reserved for Mr. Grundhofer, and the value of said shares (based upon the closing market value of $30.625 per share on said date) was $2,756,250.

(4)	Includes $9,500 Corporate contribution to the Star Banc
Corporation Thrift Savings 401(k) Plan and $2,630 split dollar life insurance premium. Split dollar insurance premiums are based on the cost of equivalent group term coverage.

(5)	Includes $8,250 Corporate contribution to the Star Banc
Corporation Thrift Savings 401(k) Plan and $1,035 split dollar life insurance premium. Split dollar insurance premiums are based on the cost of equivalent group term coverage.

(6)	Includes $8,250 Corporate contribution to the Star Banc
Corporation Thrift Savings 401(k) Plan and $1,036 split dollar life insurance premium. Split dollar insurance premiums are based on the cost of equivalent group term coverage.

(7)	Includes $6,750 Corporate contribution to the Star Banc
Corporation Thrift Savings 401(k) Plan and $917 split dollar life insurance premium. Split dollar insurance premiums are based on the cost of equivalent group term coverage.

(8)	Includes $5,700 Corporate contribution to the Star Banc
Corporation Thrift Savings 401(k) Plan.

(9)	Mr. Kohlhepp was not listed in the Summary Compensation
Table in 1995 or 1994.


                        OPTION GRANTS IN LAST FISCAL YEAR
___________________________________________________________________________________________________
        (a)              (b)             (c)                (d)            (e)           (f)(1)
                                  % of Total Options
Individual Grants      Options   Granted to Employees   Exercise or    Expiration     Grant date
       Name          Granted (#)    in Fiscal Year     base price ($)     Date     present value ($)
____________________________________________________________________________________________________
Jerry A. Grundhofer    180,000           6.9               30.33        12/09/06      $1,324,620
Richard K. Davis        75,000           2.9               30.33        12/09/06         551,925
David M. Moffett        75,000           2.9               30.33        12/09/06         551,925
Joseph A. Campanella    22,500           0.9               30.33        12/09/06         165,576
Jerome C. Kohlhepp      30,000           1.2               30.33        12/09/06         220,770


(1)	Grant date option values calculated through use of the
"Black Scholes" option pricing model. Values are calculated assuming a risk free rate of return of 6.22%, dividend growth rate of 11.54% annually, volatility rate of 15.98% and quarterly reinvestment of dividends. No adjustments have been made for nontransferability or risk of forfeiture.


                          AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                                     AND YEAR END OPTION VALUE
__________________________________________________________________________________________________________
        (a)                (b)              (c)                   (d)                        (e)
                                                               Number of            Value of unexercised
                                                              unexercised           in the money options
                     Shares acquired  Value realized     options 12/31/96 (#)           12/31/96 ($)
       Name          on exercise (#)        ($)       Exercisable/Unexercisable  Exercisable/Unexercisable
__________________________________________________________________________________________________________

Jerry A. Grundhofer         -                -              825,000/495,000         13,796,250/4,803,750
Richard K. Davis            -                -              195,000/150,000          3,616,250/1,066,875
David M. Moffett            -                -              195,000/150,000          3,603,750/1,066,875
Joseph A. Campanella      1,500           27,250            195,429/67,878           3,955,276/728,057
Jerome C. Kohlhepp       50,430          807,735             92,874/76,503           1,837,005/702,682


	Stock Performance Chart. The following chart compares the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock during the five years ended December 31, 1996, with the cumulative total return on the Keefe, Bruyette & Woods, Inc. 50 Bank Stock Index and the
Standard & Poor's 500 Stock Index. The comparison assumes $100 was invested on January 1, 1992 in the Corporation's Common
Stock and in each of the foregoing indices and assumes reinvestment of dividends.

[stock performance bar graph appears in paper format with the following points plotted]

                    1991     1992     1993     1994     1995     1996
                    ____     ____     ____     ____     ____     ____
Star Banc Corp.   $100.00  $148.69  $149.21  $160.89  $271.91  $430.40
KBW 50 Index      $100.00   127.42   134.48   127.62   204.40   289.14
S&P 500           $100.00   107.61   118.52   120.06   165.22   202.82



	Defined Benefit Pension Plan. Compensation in the form of payments from the Corporation's non-contributory, defined benefit pension plan is not included in the previous compensation tables. Substantially all employees are eligible to receive benefits from this pension plan, which are based upon average base salary during the five consecutive calendar years in which compensation was the highest and upon the employee's years of service, with a normal retirement age of 65 and five years of plan participation. The 1997 total of annual payments as a life annuity with 120 guaranteed payments (exclusive of Social Security) from the pension plan may be individually estimated using the following information.



                                YEARS OF SERVICE
__________________________________________________________________________
Current
Annual
Earnings       10         15         20         25         30         35
__________________________________________________________________________
  125,000   15,547     23,321     31,095     38,868     46,642     54,416
  150,000   18,957     28,435     37,913     47,392     56,870     66,348
  175,000   22,366*    33,549*    44,732*    55,916*    67,099*    78,282*
  200,000   25,776*    38,664*    51,551*    64,439*    77,327*    90,215*
  225,000   29,185*    43,778*    58,370*    72,963*    87,556*   102,148*
  250,000   32,595*    48,892*    65,189*    81,486*    97,784*   114,081*
  300,000   39,414*    59,120*    78,827*    98,534*   118,241*   137,947*
  400,000   53,051*    79,577*   106,103*   132,628*   159,154*   185,679*
  500,000   66,689*   100,034*   133,378*   166,723*   200,067*   233,412*
  600,000   80,327*   120,491*   160,654*   200,818*   240,981*   281,145*
  700,000   93,965*   140,947*   187,930*   234,912*   281,895*   328,877*
  800,000  107,603*   161,404*   215,206*   269,007*   322,808*   376,610*
  900,000  121,241*   181,861*   242,481*   303,102*   363,722*   424,342*
1,000,000  134,879*   202,318*   269,757*   337,196*   404,636*   472,075*
1,100,000  148,516*   222,775*   297,033*   371,291*   445,549*   519,807*
1,200,000  162,154*   243,231*   324,308*   405,386*   486,463*   567,540*
1,300,000  175,792*   263,688*   351,584*   439,480*   527,376*   615,272*
1,400,000  189,430*   284,145*   378,860*   473,575*   568,290*   663,005*
1,500,000  203,068*   304,602*   406,136*   507,669*   609,203*   710,737*


[*]	The benefits in the [noted] shaded area do not reflect the $160,000 compensation limit or the $115,821 annual benefit limit which apply under Federal law. The actual benefits payable from the qualified pension plan will take into account these limits, and will be adjusted accordingly as the limits are adjusted each year. These benefits were estimated using a five year average of compensation determined from the "Current Annual Earnings" shown above.

	For purposes of computing benefits under this Plan, on December 31, 1996, Mr. Grundhofer had 4 years of credited service; Mr.
Campanella, 9; Mr. Davis, 3;  Mr. Kohlhepp, 10;  and Mr.
Moffett, 3.


	Non-Qualified Retirement Plan. Compensation in the form of payments from the Corporation's non-contributory, non-qualified retirement plan to replace income lost due to legislated limits on benefits and compensation is included in the table. The plan provides vested supplemental retirements to certain officers of the Corporation so that participants receive a combined pension benefit under the qualified and non-qualified plans at one of two levels. Participants approved for the first level receive benefits equal to those which would have been payable in the absence of legislated limits on compensation and benefits, and include Mr. Kohlhepp and certain other executive officers. Participants eligible for the second level of augmented combined benefits under the qualified, non-qualified and certain other prior employer plans as a percentage of final average compensation (base plus bonus) include Messrs. Grundhofer, Campanella, Davis, and Moffett. Eligibility for such augmented benefits is determined by the Compensation Committee of the Board of Directors based on individual performances and level of responsibility. The 1997 total of annual payments as a life annuity with 120 guaranteed payments at the augmented level
(less benefits replaced due to the application of legislated limits) may be individually estimated using the following table.



                             YEARS OF SERVICE
_____________________________________________________________________
CURRENT
ANNUAL
EARNINGS       10        15        20        25        30        35
_____________________________________________________________________
  125,000    52,642    44,868    37,094    29,321    21,547    13,773
  150,000    62,870    53,392    43,914    34,435    24,957    15,479
  175,000    73,099    61,916    50,733    39,549    28,366    17,183
  200,000    83,327    70,439    57,552    44,664    31,776    18,888
  225,000    93,556    78,963    64,371    49,778    35,185    20,593
  250,000   103,783    87,486    71,189    54,892    38,594    22,297
  300,000   124,240   104,534    84,827    65,120    45,413    25,707
  400,000   165,154   138,628   112,102    85,577    59,051    32,526
  500,000   206,067   172,722   139,378   106,033    72,689    39,344
  600,000   246,981   206,817   166,654   126,490    86,327    46,163
  700,000   287,895   240,913   193,930   146,948    99,965    52,983
  800,000   328,808   275,007   221,205   167,404   113,603    59,801
  900,000   369,722   309,102   248,482   187,861   127,241    66,621
1,000,000   410,635   343,196   275,757   208,318   140,878    73,439
1,100,000   451,549   377,290   303,032   228,774   154,516    80,258
1,200,000   492,463   411,386   330,309   249,231   168,154    87,077
1,300,000   533,376   445,480   357,584   269,688   181,792    93,896
1,400,000   574,290   479,575   384,860   290,145   195,430   100,715
1,500,000   615,203   513,669   412,135   310,602   209,068   107,534



	Employment Agreements. The Corporation has entered into employment agreements with severance benefits with Messrs.
Grundhofer, Davis, Moffett, Campanella and Kohlhepp.   The
agreements are designed to enhance the Corporation's ability to attract and retain high caliber senior management at a time when mergers and acquisitions are common in the financial services industry. In general, the agreements provide for the payment of a lump sum benefit to the officer, including a gross-up for federal excise tax purposes if necessary pursuant to Section 280G of the Internal Revenue Code, plus the continuation of certain medical and insurance benefits, in the event that the officer's employment is terminated involuntarily by the Corporation, or voluntarily by the officer for good reason, following a Change in Control of the Corporation during the officer's protected period. Change in Control is defined in the document and includes certain mergers, sales of assets or tender offers.

	Among other things, Mr. Grundhofer's agreement provides for severance benefits of three times salary and bonus in the event of a qualified termination during his Employment Period (either before or following a Change in Control). In addition, Mr. Grundhofer's agreement provides for the granting of past employer service credit for vesting purposes under the Non-Qualified Retirement Plan upon three years of service. Mr. Grundhofer's rights in the Non-Qualified Retirement Plan are fully vested. Messrs. Davis, Moffett and Campanella have agreements which provide for lump sum benefits of three times salary and bonus in the event of a qualified termination following a Change in Control during the officer's protected period. Mr. Kohlhepp has a similar agreement providing for lump sum benefits of two times salary and bonus.


	Retention Agreements. The Corporation has entered into retention agreements with Messrs. Davis, Moffett, Campanella, and Kohlhepp. The agreements are designed to allow the Corporation to maintain, reward and encourage continuity and excellence in senior management. The agreements provide for a lump sum payment in the event that the executive remains in good standing in his position with the Corporation for a specified period of time. The agreements provide, respectively, for payments of $350,000 to Mr. Davis, $350,000 to Mr. Moffett, $250,000 to Mr. Kohlhepp, and $200,000 to Mr. Campanella if each executive is actively employed with the Corporation on January 1, 2000.



                         COMPENSATION OF DIRECTORS

	In 1996 each Director of the Corporation other than Mr. Grundhofer received an annual retainer fee of $15,000 plus a fee of $1,500 for each Board meeting attended and a fee of $850 for each Committee meeting attended. In addition, the Audit, Community Outreach and Fair Lending, Compensation and Governance Committee Chairmen receive an annual retainer fee of $2,500. Each director of the Corporation also received an option to purchase 6,000 shares of Star Banc Corporation stock, subject to a four-year vesting schedule. This number reflects the three for one stock split declared December 10, 1996, for shareholders of record on December 31, 1996.


                       CORPORATE GOVERNANCE INFORMATION

	The Board of Directors held eight meetings in 1996.

	The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee, a Community Outreach and
Fair Lending Committee and a Governance Committee.

	The Executive Committee held ten meetings in 1996. The Committee has the authority to exercise all powers of the Board of Directors between regularly scheduled Board meetings. The current members of the Executive Committee are Messrs. Bridgeland, Cassidy, Grundhofer, Hayden, Howe, Petry, Portman and Waddell.

	The Audit Committee held two meetings in 1996 and reviewed the work of Arthur Andersen LLP, the Corporation's outside independent auditors for 1996. The Committee reviews recommendations on various matters made by Arthur Andersen LLP and action taken by management and the Corporation's internal auditor to implement these recommendations. The Committee also considers the proposals of Arthur Andersen LLP for the scope of the audit to be performed for the Corporation and its subsidiaries and their proposed fees for this work. The
Committee recommends action to the Board of Directors of the Corporation in connection with all the above matters. The current members of the Audit Committee are Ms. Buyniski and Messrs. Coombe, Hayden, Howe, Klinedinst and Petry.

	The Compensation Committee sets policy for compensation, reviews the recommendations of the Chief Executive Officer as for compensation of officers, establishes the compensation of the Chief Executive Officer and approves eligibility for benefits under the Corporation's Non-Qualified Retirement Plan. It also administers the Corporation's Stock Incentive Plans.
The Compensation Committee held four meetings in 1996. The current members of the Compensation Committee are Messrs. Browning, Howe, Mechem, Meyer, O'Maley and Petry.

	The Community Outreach and Fair Lending Committee held four meetings in 1996. The Committee is responsible for reviewing the Corporation's activities with respect to community development and compliance with the Community Reinvestment Act and fair lending regulations. The current members of the Community Outreach and Fair Lending Committee are Messrs.
Dannemiller, Klinedinst, Portman and Dr. Owens.

	The Governance Committee held three meetings in 1996. The Committee administers the affairs of the Board of Directors, evaluates current directors, and nominates new directors. The current members of the Governance Committee are Messrs. Bridgeland, Browning, Dannemiller, Hayden and Portman. Shareholders who wish to suggest director nominees should contact the Committee by mail at the Corporate Headquarters.

	All Directors attended at least 75% of the aggregate of the number of regular and special meetings of the Board of Directors held during 1996 and all committees of the Board on which the director served during the 1996 calendar year.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

	Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and named executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of common stock of the Corporation. Officers and directors are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

	Based solely on review of the copies of such reports furnished to the Corporation or written representations that no other reports were required, the Corporation believes that, during the 1996 fiscal year, all filing requirements applicable to its officers and directors were complied with except that one report, covering an aggregate of two transactions, was filed late by Mr. Klinedinst.


                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

	Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, any shareholder who wishes to include a proposal for shareholder action in next year's Proxy Statement must submit such proposal to the Corporation (along with other information called for in Rule 14a-8) no later than November 4, 1997. The Corporation will at the time of any such submission determine whether or not the proposal is proper for inclusion in the Proxy Statement.


           INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

	Some of the Directors of the Corporation and the entities with which they are associated were customers of and had various transactions with the Corporation's subsidiary bank in the ordinary course of business during 1996. All loans, loan commitments and sales of notes included in these transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

	Mr. Bridgeland, a Director of the Corporation, is a partner in the law firm of Taft, Stettinius & Hollister, which provides legal counsel to the Corporation.

	Ms. Buyniski, a Director of the Corporation, is President and Chief Executive Officer of United Medical Resources, Inc., which acts as third party administrator for some of the medical plans offered by the Corporation and its subsidiaries.

	Mr. Klinedinst, a Director of the Corporation, is Chairman and Chief Executive Officer of Thomas E. Wood, Inc., which provides insurance brokerage services to the Corporation.

	Mr. O'Maley, a Director of the Corporation, is Chairman,
President and Chief Executive Officer of Ohio National Life
Insurance Company, which provides life insurance for the Corporation's employees.

	Mr. Hayden, a Director of the Corporation, is Chairman of the Board, Chief Executive Officer, and a Director of the Midland
Company, a subsidiary of which provides insurance to a subsidiary of the Corporation.


                           INDEPENDENT AUDITORS

	The Board of Directors appointed Arthur Andersen LLP as independent auditors of the Corporation and its subsidiaries for the year 1996. The Corporation anticipates that Arthur Andersen LLP will be appointed independent auditors for 1997 at the regular meeting of the Board of Directors to be held in April.

	Representatives of Arthur Andersen LLP will be present at the Annual Meeting serving as inspectors of election. They will have an opportunity to make a statement if they wish to do so, and they will also be available to respond to questions raised at the meeting.


                              OTHER BUSINESS

	The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matters arise before the meeting, the Board of Directors intends for the holders of the proxies to vote in accordance with the recommendations of Management.



                                     By order of the Board of Directors,


                                            /s/ Jennie Carlson
                                              Jennie P. Carlson
                                            Senior Vice President,
                                     Deputy General Counsel and Secretary


Cincinnati, Ohio
February 28, 1997



YOU MAY REQUEST A COPY OF THE FORM lO-K ANNUAL REPORT FILED WITH
THE SECURITIES AND EXCHANGE COMMISSION (LESS EXHIBITS)  BY
CALLING (513) 632-4008 OR WRITING TO DAVID M. MOFFETT, EXECUTIVE
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, STAR BANC
CORPORATION, 425 WALNUT STREET, CINCINNATI, OHIO 45201.


                          EXHIBIT TO PROXY STATEMENT
                            STAR BANC CORPORATION
                              FEBRUARY 28, 1997


                            STAR BANC CORPORATION
                          1996 STOCK INCENTIVE PLAN


1.	 Name and Purpose.  This Plan shall be known as the Star Banc
Corporation 1996 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to advance the interests of Star Banc Corporation
(the "Corporation") by providing material incentive for the continued services of key employees and by attracting able personnel to employment with the Corporation and its Subsidiaries. The term "Subsidiary" as used herein means a subsidiary corporation of the Corporation as the term is defined in Section 424(f) of the Internal Revenue Code of 1986 as amended (the "Code").

2.	1986 and 1991 Stock Incentive Plans.    The Star Banc
Corporation 1986 Stock Incentive Plan, (the "1986 Plan"), approved by shareholders of the Corporation at their meeting in April of 1986, authorized the Corporation to grant stock incentives covering 600,000 shares. The Star Banc Corporation 1991 Stock Incentive Plan, approved by shareholders of the Corporation initially at their meeting in April of 1991 and approved subsequently in amended and restated form at their meeting in April of 1994 (together, the "1991 Plan"), authorized the Corporation to grant stock incentives covering 2,500,000 shares. The 1986 Plan and the 1991 Plan are hereby amended and restated in their entirety so that their terms and conditions match exactly as the terms and conditions of this 1996 Plan, with the exception of the number of shares authorized under each Plan and the termination date of each Plan, which shall remain unchanged. Grants of remaining authorized shares under the 1986 and 1991 Plans, and administration of awards made under those plans, shall be governed by the terms and conditions set forth herein.
In the event of a conflict between the terms and conditions of the 1986 and 1991 Plans, and those set forth herein, this document shall govern.

3.	 Administration. The Plan shall be administered by the
Compensation Committee (the "Committee") of the Board of Directors of the Corporation. The Committee shall consist of at least two members of the Board of Directors, each of whom is a "disinterested person" as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 as such Rule may be amended from time to time or any successor rule thereto. The Committee may establish, subject to the provisions of the Plan, such rules and regulations as it deems necessary for the proper administration of the Plan, and make such determinations and take such action in connection therewith, or in relation to the Plan as it deems necessary or advisable, consistent with the Plan.

4.	Eligibility.  Regular  employees of the Corporation and its
Subsidiaries who are key employees, including officers, whether or not directors of the Corporation, shall be eligible to participate in the Plan. Such employees are herein referred to as "Eligible Employees." Those directors who are not regular employees of the Corporation or its Subsidiaries are not eligible to participate in the Plan.

5.	Shares Subject to the Plan.

   (a)	The shares to be issued and delivered by the Corporation
under the Plan are the Corporation's common shares, $5.00 par value, which may be either authorized but unissued shares or treasury shares.

   (b)	The aggregate number of common shares of the Corporation
which may be issued under the Plan (excluding those previously authorized under the 1986 Plan and the 1991 Plan) shall not exceed two million, five hundred thousand (2,500,000) shares; subject, however, to the adjustment provided in Paragraph 14 in the event of stock splits, stock dividends, exchanges of shares or the like occurring after the effect date of this Plan. No option may be granted under this Plan, no Restricted Shares may be allocated under this Plan and no Performance Awards payable in common stock can be paid under this Plan which could cause such maximum limit to be exceeded.

   (c)	The maximum number of shares with respect to which options
may be granted to any individual during any one year period is 600,000.

   (d)	Common shares covered by an option which is no longer
exercisable with respect to such shares shall again be available for issuance in connection with other options granted under this
Plan.   Common shares repurchased by the Corporation as provided
in Paragraph 12, in respect of which no benefits of ownership have been received, shall again be available for issuance in connection with other allocations of Restricted Shares under this Plan.

6.	Grant of Options.  The Committee may from time to time, in
its discretion and subject to the provisions of the Plan, grant options to any or all Eligible Employees. Employees to whom options have been granted are herein referred to as "Optionees". Each option shall be embodied in an "Option Agreement" signed by the Optionee and the Corporation providing that the option shall be subject to the provisions of this Plan and containing such other provisions as the Committee may prescribe not inconsistent with the Plan.

7.	 Terms and Conditions of Option.  All options granted under
the Plan shall contain such terms and conditions as the Committee from time to time determines, subject to the foregoing and following limitations and requirements.

   (a)	 Form of Option: Incentive Options and Non-Qualified Options
may be granted under this Plan. An "Incentive Option" shall mean an option granted under this Plan which is designated to be an incentive stock option under the provisions of Code Section
422; and any provisions elsewhere in this Plan or in any such Incentive Option which would prevent such options from being an incentive stock option may be deleted and/or voided retroactively to the date of the granting of such option, by action of the Committee. A "Non-Qualified Option" shall mean an option granted under this Plan which is not an incentive stock option under the provisions of Code Section 422, and which is exercisable even though there is outstanding an Incentive Option which was granted before the granting of the Non-Qualified
Option to the same Options. Such Non-Qualified Option shall not be affected by any actions taken retroactively as provided above with respect to Incentive Options.

   (b)	Option Price: The option price per share of an Incentive
Option shall not be less than 100% of the fair market value of the Corporation's common shares on the date the option is granted, as determined by the Committee in a manner consistent with the requirements of the Code for incentive stock options.

   (c)	Period within which Options May Be Exercised: The period of
each option shall be fixed by the Committee, but no Incentive Option may be exercised prior to the expiration of one year after the date of granting the Incentive Option, and no option, whether an Incentive Option or a Non-Qualified Option, may be exercised after the expiration of ten years from the date the option is granted.

   (d)	Termination of Option by Reason of Termination of
Employment: Except as otherwise provided by the Committee in any option or other agreement to which an Optionee is party, if an Optionee's employment with the Corporation and its Subsidiaries terminates, all options granted under this Plan to such Optionee which are not exercisable on the date of such termination of employment shall terminate immediately. Any remaining options shall terminate if not exercised before the expiration of the following periods, or at such earlier time as may be applicable under paragraph 6(c) above;

       (i)	if the option is a Non-Qualified Option, upon termination of employment, if such termination was not a result of early or normal retirement (as determined by the chief executive officer of the Corporation), death or if the Optionee is disabled (as defined in Code Section 422(c)(6) [hereinafter "Disability"]) of the Optionee; or

       (ii)	if the option is an Incentive Option, three (3) months
following such termination of employment, if such termination was not a result of early or normal retirement (as determined by the chief executive officer of the Corporation), death or Disability of the Optionee; or

       (iii)for all options, one (1) year following the date of early or normal retirement (as determined by the chief executive officer of the Corporation), death or commencement of Disability, if the Optionee was an employee of the Corporation and/or any Subsidiary at the time of his death or the commencement of Disability or for Non-Qualified Options at such later time as the Committee deems appropriate.

   (e)	Non-transferability; Exceptions: Each option and all rights
thereunder shall be exercisable during the Optionee's lifetime only by him and shall be non-assignable and non-transferable by the Optionee, except that a Non-Qualified Option may be
transferred pursuant to a "domestic relations order" as defined in Section 414(p)(1)(B) of the Code. In the event of the Optionee's death, such options and rights thereunder are transferable by his will or by the laws of descent and
distribution.   In the event the death of an Optionee occurs,
the representative or representatives of his estate, or the person or persons who acquired (by bequest or inheritance) the rights to exercise his stock options granted under this Plan, may exercise any of the unexercised options in whole or in part prior to the expiration of the applicable exercise period, as specified in Paragraph 6(d) above.

   (f)	More than One Option Granted to an Optionee: More than one
option, and more than one form of option, may be granted to an Optionee under this Plan; provided, however, that the aggregate fair market value (determined as of the time the option is granted) of the shares for which Incentive Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all such plans of the Corporation and any parent or subsidiary corporation) shall not exceed $100,000 or any other limit established by the Code. A single option grant may include both an Incentive Option and a Non-Qualified Option.

8.	Method of Exercise of Options.  An option granted under this
Plan that is eligible to be exercised may be exercised by
written notice to the Committee, signed by the Optionee, or by such other person as is entitled to exercise such option. The notice of exercise shall state the number of shares in respect of which the option is being exercised, and shall either be accompanied by the payment of the full option price for such shares, or shall fix a date (not more than ten business days from the date of such notice) for the payment of the full
purchase price of the shares being purchased.  All or any
portion of the payment may be made by the transfer of common shares of the Corporation from the Optionee to the Corporation, or the Optionee may direct that a portion of the shares to be issued upon exercise of the option be withheld by the
Corporation as payment, to the extent permitted by law.   Such
shares shall be valued for this purpose at their fair market value on the date they are transferred to, or withheld by, the Corporation as payment, determined in the same manner as is provided in Paragraph 7(b) hereof. A certificate or certificates for the common shares of the Corporation purchased through the exercise of an option shall be issued in regular course after the exercise of the option and payment therefor.
During the option period no person entitled to exercise any option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any shares issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered.

9.	Allocation and Purchase of Restricted Shares.

   (a)	The Committee may from time to time, in its discretion and
subject to the provisions of the Plan, allocate common shares to any or all Eligible Employees. Common shares allocated under this Paragraph 9 of the Plan are referred to herein as "Restricted Shares." Employees to whom Restricted Shares have been allocated are herein referred to as "Participants." Each Participant to whom an allocation of Restricted Shares has been made shall have the right to purchase such Restricted Shares as herein provided.

   (b)	The Committee shall advise each Participant to whom an
allocation of Restricted Shares has been made in writing of the terms of the offer, including the number of shares which such person shall be entitled to purchase, the purchase price per share, and any other terms, conditions and restrictions relating thereto. The Participant shall have ten (10) days from the date of the offer to accept such offer. The Committee may, in the exercise of its discretion, extend the term of any offer. Subject to the express provisions of the Plan, the Committee shall have the power to make such offer subject to any terms and conditions it may establish and the offers made to different persons, or to the same person at different times, may be subject to terms, conditions and restrictions which differ from each other. Each allocation shall be embodied in a "Restricted Share Agreement" signed by the Participant and the Corporation providing that the Restricted Shares shall be subject to the provisions of this Plan and containing such other provisions the Committee may prescribe not inconsistent with the Plan.

   (c)	The purchase price of the shares offered under this Plan
shall be any lawful consideration established by the Committee in its discretion. If a Participant elects to purchase Restricted Shares, he shall pay the purchase price in full, at the principal office of the Corporation, prior to expiration of the offer. Upon payment of the purchase price, certificates representing the shares shall be issued to the Participant, which certificates shall bear an appropriate legend reflecting that such shares are subject to the restrictions contained in this Plan.

10.	Restrictions Applicable to Restricted Shares.  By purchasing the Restricted Shares allocated to him under this Plan, the Participant agrees and consents to the restrictions described in this Plan for a period determined by the Committee at the time of such allocation, said period referred to herein as the "Restricted Period." For the duration of the Restricted Period (unless the restrictions earlier lapse or are removed by the Committee), Restricted Shares issued under this Plan shall not be transferred, delivered, assigned, sold, or disposed of in any manner, nor pledged or otherwise hypothecated. On the last day of the Restricted Period, or upon the earlier lapse or removal of restrictions, such Restricted Shares shall cease to be subject to the restrictions under this Paragraph 10 of the Plan.

11.	Termination of Employment During Restricted Period.

   (a)	If a Participant's employment with the Corporation and its
Subsidiaries terminates because of death, Disability, or retirement after attaining normal retirement age under the provisions of any retirement plan of the Corporation or any Subsidiary, the restrictions under Paragraph 10 of this Plan shall automatically terminate as to that number of the Restricted Shares owned by the Participant which is equal to the total number of such Restricted Shares multiplied by a fraction, the numerator of which is the number of full months which have elapsed from the date of allocation and the denominator of which is the total number of months during the Restricted Period. The Participant (or his estate, heirs, or legatees) shall be required to resell the remaining Restricted Shares to the Corporation at a price per share equal to the original purchase price paid by the Participant for such shares, unless the Committee shall, in its discretion, waive the restrictions under Paragraph 9 as to any part or all of such remaining Restricted Shares.

   (b)	If a Participant's employment with the Corporation and its
Subsidiaries terminates during the Restricted Period other than by reason of death, Disability, or retirement after attaining normal retirement age under the provisions of any retirement plan of the Corporation or its Subsidiaries, the Participant shall be required to resell all of the Restricted Shares to the Corporation at a price per share equal to the original purchase price paid by the Participant for such shares, unless the Committee shall, in its discretion, waive the restrictions under Paragraph 9 as to any part or all of the Restricted Shares.

12.	Resale of Restricted Shares.  In the event a Participant is
required to resell Restricted Shares to the Corporation as the result of the termination of the Participant's employment as described in Paragraph 11, the Corporation by written notice to the Participant shall specify a date not less than five nor more than ten days from the date of such notice to consummate the purchase and sale of such Restricted Shares at the principal office of the Corporation. The Participant shall deliver to the Corporation certificates representing such Restricted Shares, duly endorsed and in proper form for transfer, and upon the receipt of such share certificates, the Corporation shall deliver to the Participant a check in the amount of the purchase price. If the Participant fails to deliver the share certificates to the Corporation at the time specified in such notice, the Corporation may deposit the purchase price with the Treasurer of the Corporation, and thereafter the shares shall be deemed to have been transferred to the Corporation and the Participant, despite his failure to deliver the share certificates, shall have no further rights as a stockholder of the Corporation. In such event, the Treasurer of the Corporation shall continue to hold the purchase price for such shares and shall make payment thereof, without interest, upon delivery of the share certificates to the Corporation.

13.	 Performance Awards.  The Committee may, from time to time,
in its discretion and subject to the provisions of the Plan, provide an incentive opportunity ("Performance Awards") to any or all Eligible Employees based on achievement by the Corporation for any calendar year or other period chosen by the Committee. Each Performance Award shall be embodied in a "Performance Award Agreement" signed by the Participant and the Corporation providing that the Performance Award shall be subject to the provisions of this Plan and containing such other provisions the Committee may prescribe not inconsistent with the Plan. The Committee will determine, in its sole discretion, the performance targets and whether Performance Awards should be payable in the form of the Corporation's common stock or cash.
If the Eligible Employee requests, prior to the date on which payment of the Performance Award is to be made, that such payment not be made until termination of employment by such Eligible Employee, then the Committee shall consider and act upon such request promptly. If no request is made by such Eligible Employee, the payment shall be made in the time period chosen by the Committee.

14.	 Share Adjustments.  In the event there is any change in the
Corporation's common shares resulting from stock splits, stock dividends, combinations or exchange of shares, or other similar capital adjustments, equitable proportionate adjustments shall be made by the Committee in (a) the number of shares available for option and issuance under this Plan, (b) the number of shares subject to options granted under this Plan, and (c) the option price of optioned shares.

15.	 Merger, Consolidation, or Sale of Assets.  Except as
otherwise provided in any Option Agreement, Restricted Share Agreement, Performance Award Agreement or other agreement approved by the Committee to which an Eligible Employee is a party, in the event the Corporation shall engage in a Change of Control, as defined in this Section 15, each option, Restricted Share and Performance Award shall, without regard to any vesting schedule, restriction or performance target, automatically and immediately become fully exercisable or payable, as the case may be, immediately prior to such Change of Control. Options and restricted shares granted under this Plan shall continue as provided in Section 16.

	For purposes of this Agreement, a Change of Control of the Corporation shall mean:

   (a) The acquisition by any individual, entity or group (a "Person") within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding
Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section
15; or

   (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

   (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the outstanding voting securities then entitled to vote generally in the election of directors, as the case may be, of the Corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan [or related trust] of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the Corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
(iii) at least a majority of the members of the board of directors of the Corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

   (d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

16.	 Amendment or Termination.  The Board of Directors of the
Corporation may terminate this Plan at any time, and may amend the Plan at any time or from time to time, without obtaining any approval of the Corporation's stockholders, except that the Plan may not be amended (a) to increase the aggregate number of shares issuable under the Plan for incentive stock options (but not nonqualified stock options and excepting proportionate adjustments made under paragraph 14 to give effect to stock splits, etc); (b) to change the option price of optioned stock (excepting proportionate adjustments made under Paragraph 14);
(c) to change the requirement that the option price per share of common stock covered by an incentive stock option (but not a nonqualified stock option) granted under this plan not be less than 100% of the fair market value of the Corporation's common stock on the date such option is granted; (d) to extend the time within which options may be granted or the time without which a granted option may be exercised; or (e) to change, without the consent of the Optionee (or his, or his estate's, legal representative), any option previously granted to him under the Plan. If the Plan is terminated following a Change in Control as defined in Section 15 of this Agreement or for any other reason, any unexercised option shall continue to be exercisable in accordance with its terms and the terms of this Plan, consistently with Section 424(a) of the Internal Revenue Code, which provides for a conversion of an existing option to an option to acquire stock in the Business Combination at the ratio of fair market price to option price immediately before the Change in Control (as defined in Section 15 of this Agreement) and Restricted Shares shall continue to be subject to the terms of this Plan (subject to conversion to Restricted Shares of the Business Combination at the same ratio of fair market price to option price immediately before the Change in Control) for the duration of the Restricted Period.

17.	Corporation Responsibility.  All expenses of this Plan,
including the cost of maintaining records, shall be borne by the Corporation. The Corporation shall have no responsibility or liability (other than under applicable Securities Acts) for any act or thing done or left undone with respect to the price, time, quantity, or other conditions and circumstances of the purchase of shares under the terms of the Plan, so long as the Corporation acts in good faith.

18.	Implied Consent of Optionees and Participants.  Every
Optionee, by his acceptance of an option under this Plan, and every Participant, by his acceptance of an allocation of Restricted Shares under this Plan, and every Eligible Employee, by his acceptance of a Performance Award under this Plan, shall be deemed to have consented to be bound, on his own behalf and on behalf of his heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

19.	No Effect on Employment Status.  The fact that an employee
has been granted an option, has been allocated Restricted Shares or awarded a Performance Award under this Plan shall not limit or otherwise qualify the right of his employer to terminate his employment at any time.

20.	 Tax Withholding The Corporation shall be entitled to deduct from any payment to be made by it under this Plan, or to otherwise require, prior to the issuance or delivery of any shares or the payment of any cash to an Eligible Employee, payment by the Eligible Employee of all applicable Federal, state, local or other taxes required by law to be withheld. The committee may permit, in accordance with any applicable administrative rules established by it, an Eligible Employee to satisfy this withholding obligation by (i) directing the withholding from any payment of common shares by the Corporation, or (ii) delivering to the Corporation, common shares having a fair market value, on the date of payment, equal to the amount of such taxes. Any fraction of a share required to satisfy such tax obligation shall be disregarded and the amount due shall be paid instead in cash by the Eligible
Employee.

21.	 Compliance with Securities Laws.  Options granted and
shares issued by the Corporation pursuant to this Plan shall be granted and issued only in full compliance with all applicable securities laws, including laws, rules and regulations of the Securities and Exchange Commission and applicable state Blue Sky laws. With respect thereto, the Committee may impose such conditions on transfer, restrictions and limitations as it may deem necessary and appropriate to assure compliance with such applicable securities laws.

22.	Duration and Termination of the Plan.  The Plan became
effective on December 10, 1996. No option shall be granted and no allocation of Restricted Shares shall be made under the Plan subsequent to December 9, 2006.



XXX APPENDIX XXX

STAR BANC CORPORATION                                     Proxy

This Proxy is solicited by Management on behalf of the Board of Directors.

	I, the undersigned shareholder of Star Banc Corporation, appoint Jerry A. Grundhofer and Jennie P. Carlson, or either of them, with full power of substitution, as my proxies to vote all the shares of the Corporation that I would be entitled to vote if I attended the Annual Meeting of Shareholders of Star Banc Corporation on Tuesday, April 8, 1997, and I revoke any proxy I may have given previously.

                                           SHARES



                                  Continued on reverse side


1. Election of Directors for three year terms ending in the year 2000:

	Laurance L. Browning, Jr.     For __      Against __    Abstain __
	Victoria B. Buyniski          For __      Against __    Abstain __
	Jerry A. Grundhofer           For __      Against __    Abstain __
	J. P. Hayden, Jr.             For __      Against __    Abstain __
	Daniel J. Meyer               For __      Against __    Abstain __

2.  To amend Article Fourth of the Articles of Incorporation to increase the number of authorized shares of common stock of the
Corporation, $5.00 par value, from 100,000,000 to
200,000,000.                                        For __ Against __ Abstain __

3.  To approve and adopt the Star Banc Corporation 1996 Stock
Incentive Plan, attached as an Exhibit to the Proxy Statement, under which options to purchase shares of common stock, restricted shares and performance awards may be granted to key employees of the Corporation and its subsidiaries. For __ Against __ Abstain __

4. To transact any other business that may properly come before the Annual Meeting.

This proxy, if properly executed, will be voted in the manner you direct. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH
MANAGEMENT'S RECOMMENDATIONS IF YOU GIVE NO DIRECTION ON AN
ISSUE.

Please sign your name exactly as it appears on this proxy. If your shares are held jointly, both holders must sign. If you are signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please list your full title. If you are an authorized individual signing on behalf of a corporation or partnership, please state the full corporate or partnership name.


NAME                    DATE         NAME                       DATE
__________________________________   _____________________________________